CONFIDENTIAL

Exhibit 10.23

CERTIFICATION TEST AGREEMENT

BETWEEN

DOT VN INCORPORATED

AND

E-BAND COMMUNICATIONS CORPORATION

(AMENDED)

Contents
CERTIFICATION TEST AGREEMENT	2
Exhibit A
Exhibit B
Exhibit C

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 1

CONFIDENTIAL

CERTIFICATION TEST AGREEMENT
(AMENDED)

THIS AGREEMENT (the “Agreement”), made effective this 20th day of May, 2008 (“Effective Date”) by and between E-BAND Communications Corp., a corporation duly organized under the laws of California, (hereinafter “E-BAND”), and DOT VN, Inc., a corporation duly organized under the laws of the State of Delaware (hereinafter “DOT VN”)

WHEREAS, E-BAND manufactures and markets certain E-Link equipment (“Equipment”) and desires to increase the sales of such Equipment;

WHEREAS, DOT VN desires to test such Equipment at a site in Vietnam for the purpose of determining the feasibility of marketing E-BAND Products in East Asia; and

WHEREAS, E-BAND is willing to facilitate such testing by supplying certain Products, personnel and support to DOT VN;

NOW, THEREFORE, in light of the mutual promises and covenants hereinafter set forth and for consideration the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS

For purposes of this Agreement, the following words, terms and phrases where written with an initial capital letter, shall have the meanings assigned to them in this Article 1 unless the context otherwise requires:

1.1 Products. “Products” shall mean the products described in Exhibit B attached hereto and incorporated herein.

1.2 Equipment. “Equipment” shall mean the E-Link 1000, equipped with 850 nm MM optical interface, antennas and mount.

1.3 DOT VN List Price.“DOT VN List Price” shall mean the prices set forth on Exhibit B. DOT VN List Price does not include transportation, customs duties, tariffs, taxes, fees or other charges which may be imposed on the importation, handling, transportation, purchase, use or sale of Equipment.

1.4 DOT VN Information. “DOT VN Information” shall mean all information, other than information in published form or expressly designated by DOT VN as non-confidential, which is directly or indirectly disclosed to E-BAND, regardless of the form in which it is disclosed, relating in any way to DOT VN’s markets, customers, products, patents, inventions, procedures methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, or business in general.

1.5 E-BAND Information. “E-BAND Information” shall mean all information, other than information in published form or expressly designated by E-BAND as non-confidential, which is directly or indirectly disclosed to DOT VN or embodied in Products provided hereunder, regardless of the form in which it is disclosed, relating in any way to E-BAND’S markets, customers, products, patents, inventions, procedures methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, or business in general.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 2

CONFIDENTIAL

1.6 Brand(s).“Brands” shall mean all names, logotypes and trademarks held by E-BAND licensed to the DOT VN for the purpose of selling and promoting the Products.

ARTICLE 2
GENERAL PURPOSE OF AGREEMENT

2.1 Purpose. The purpose of this agreement is to set forth the terms and conditions pursuant to which E-BAND and DOT VN shall cooperate with respect to the execution of parameters for testing a unit of the Equipment in Vietnam, according to the Test Plan set forth on Exhibit A. The general purpose of the testing is to demonstrate the unit for sale, collect data regarding the Equipment’s performance, generate a report based on such data and provide certification of the test results.

2.2 Intent of the Parties. The Parties agree that upon successful completion of the test of the Equipment in Vietnam, it is the mutual intent of the Parties to enter into a definitive agreement regarding distribution of E-BAND’s Products in South East Asia (the “Distribution Agreement”), including but not limited to, exclusivity for the Country of Vietnam. The Parties agree that the Distribution Agreement shall be executed no later than the earlier of, (i) 60 days from the completion of the test of the Equipment; or (ii) August 16, 2008.

ARTICLE 3
OBLIGATIONS OF DOT VN

3.	DOT VN’s Obligations. DOT VN shall be responsible for the following:

3.1.	Securing the correct representation from VDC, VNNIC and such other agency or department as required for deployment and testing of the link.

3.2.	Shipping from E-BAND office to test site in Vietnam including any duty and customs fees and administration.

3.3.	Securing the test site(s), including two suitable appropriate radio unit outdoor locations at line of sight.

3.4.	Providing E-BAND with exact GPS coordinates for 2-3 alternative link positions to assist E-BAND in determining the exact configuration and antennas.

3.5.	Providing all supporting equipment and accessories for the E-Link equipment to perform the certification test, e.g. switches, cables, source material for application demonstration.

3.6.
Providing at least three DOT VN engineers who will become the local trainers for E-BAND products and who will be present for Product Certification Training according to test plan schedule in Exhibit A.

3.7.	Submitting complete certification test requirements to E-BAND.

3.8.	Providing complete test report for VDC within one week from completion of the test date.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 3

CONFIDENTIAL

3.9.	Working with VDC to achieve commercial certification of the E-BAND equipment by end of Q3 2008 under a future Distribution Agreement.

ARTICLE 4
OBLIGATIONS OF E-BAND

4.	E-BAND’S Obligations. E-BAND shall be responsible for the following:

4.1.	Preparing the local product, company and application presentations.

4.2.	Suggesting an appropriate test plan.

4.3.	Setting up a test link for dry run in E-BAND facilities

4.4.	Sending 1-2 resources to support deployment, testing and to provide training of DOT VN personnel in Vietnam during the Test Period.

4.5.	Paying for travel, lodging, and all related expenses of E-BAND resources.

ARTICLE 5
EQUIPMENT TESTING PERIOD, RETURN, PURCHASE AND PAYMENT

5.	The testing, return, purchase and payment for the Equipment shall be subject to the following:

5.1.	The testing (“Test Period”) shall be completed 30 days from the date E-BAND deploys the test link in Hanoi Vietnam (the “Completion Date”).

5.2.
At the conclusion of the Test Period, DOT VN may, in its sole and absolute discretion, return the Equipment to E-BAND, in which case DOT VN will pay all expenses associated with returning the Equipment to E-BAND in its original packaging, in substantially the same condition as received, with delivery to be arranged to occur within ten (10) days of the Completion Date. DOT VN shall provide proof of shipment to E-BAND, in which case the Note shall be deemed null and void and of no further effect.

5.3.
Alternatively, DOT VN shall pay for the Equipment at the DOT VN price set forth on Exhibit B, which shall be paid net 30 days from the date DOT VN takes possession of the properly packed equipment at E-BAND’s facility in San Diego. To secure payment, DOT VN shall execute and deliver a Promissory Note (“Note”) in form and substance attached hereto as Exhibit C, which Note shall be dated June 22, 2008 and delivered before the date the equipment is shipped. On payment of the Note, E-BAND shall endorse the Note “Paid in Full” and shall surrender the original to DOT VN.

5.4.	In the event DOT VN purchases the Equipment and enters into a Distribution Agreement with E-BAND for additional purchases of Product, the purchase shall count against the first year quota, if any.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 4

CONFIDENTIAL

ARTICLE 6
ADDITIONAL PROVISIONS ON PURCHASE OF THE EQUIPMENT

6.	The following provisions apply to the purchase of the Equipment:

6.1.
Product Warranty. E-BAND warrants for a period of one (1) year after the date of delivery that the Equipment shall be free from defects in material and workmanship per E-BAND’s standard warranty. E-BAND shall, in the event of breach, provide at no charge to DOT VN conforming replacement or substitute Equipment. The Warranty will be provided in accordance to E-BAND’s standard terms and conditions in effect at a given time.

6.2.
Disclaimer. IT IS EXPRESSLY AGREED THAT THE WARRANTY SET FORTH HEREIN SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF DOT VN, ITS CUSTOMERS AND END USERS. UNDER NO CIRCUMSTANCES SHALL E-BAND BE LIABLE FOR ANY COSTS, LOSS, EXPENSE, DAMAGES, SPECIAL DAMAGES, INCIDENTAL DAMAGES OR CONSEQUENTIAL DAMAGES ARISING DIRECTLY OR INDIRECTLY FROM THE DESIGN, MANUFACTURE, SALE, USE OR REPAIR OF PRODUCTS, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE OR STRICT LIABILITY. IN NO EVENT WILL LIABILITY EXCEED THE DOT VN LIST PRICE OF THE APPLICABLE PRODUCT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PRODUCTS ARE PROVIDED ON AN “AS IS” BASIS. THE WARRANTY AND LIMITS OF LIABILITY CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES AND LIABILITIES, EXPRESSED OR IMPLIED ARISING BY LAW, CUSTOM, BY ORAL OR WRITTEN STATEMENTS. ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, AND WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE, AND ANY DUTIES OF LACK OF NEGLIGENCE OR WORKMANLIKE EFFORT ARE HEREBY DISCLAIMED BY E-BAND, ITS LICENSORS AND REPRESENTATIVES.

6.3.
E-BAND’s Obligations. E-BAND shall, at its own expense, defend any suit instituted against DOT VN which is based on any allegation that any Products manufactured by E-BAND and sold to DOT VN hereunder injure or cause harm to a consumer of E-BAND’S Products due to product defect unless caused by DOT VN. E-BAND shall further defend DOT VN against any suit instituted against DOT VN which is based on any allegation that any Products manufactured by E-BAND and sold to DOT VN hereunder constitute an infringement of any patent unless such Products are modified by DOT VN or its agents, subdistributors or resellers. E-BAND shall indemnify DOT VN against any award of damage and costs made against DOT VN by a final judgment of a court of last resort due to the breach of any representation, warranty or covenant in this Agreement by E-BAND, or if it is determined that any injury or patent infringement has resulted from the action or omission of action by E-BAND, unless caused by the gross negligence or intentional misconduct of DOT VN.

6.4.
DOT VN’s Obligations. DOT VN shall, at its own expense, defend any suit instituted against E-BAND which is based on any allegation that any Products sold by DOT VN hereunder injure or cause harm to a consumer of E-BAND’S Products due to action or omission of action by DOT VN. DOT VN shall further defend E-BAND against any suit instituted against E-BAND which is based on any allegation that any Products manufactured by E-BAND and sold to DOT VN hereunder constitute an infringement of any trade mark, trade name, logotype or brand name originated by DOT VN. DOT VN shall indemnify E-BAND against any award of damage and costs made against E-BAND by a final judgment of a court of last resort due to the breach of any representation, warranty or covenant in this Agreement by DOT VN, or if it is determined that any injury or trademark infringement has resulted from the action or omission of action by DOT VN, unless caused by the gross negligence of intentional misconduct of E-BAND.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 5

CONFIDENTIAL

ARTICLE 7
E-BAND REPRESENTATIONS AND WARRANTIES

7.	E-BAND represents and warrants that:

7.1.	All intellectual property that E-BAND uses and provides to DOT VN does not infringe any patent, trademark, trade name, copyright or title.

7.2.	E-BAND has taken all reasonable steps to secure such licenses and/or patents, trademarks, trade name or copyright related to the production, sale and operation of the Products.

7.3.	E-BAND is the sole owner of the Products provided to DOT VN, and no rights have been granted, or will be granted in the Products that are inconsistent with the rights granted in this Agreement.

7.4.	E-BAND grants and assigns to DOT VN the benefit of all warranties and representations made for E-BAND’s benefit by any third party with respect to the Products.

7.5.
That there are no liens, encumbrances and/or obligations in connection with the Products, the technology upon which the Products are based or any of the intellectual property of E-BAND other than such liens, encumbrances and/or obligations specifically set forth herein or that will not have a materially adverse effect on the consummation of the transactions contemplated hereby.

ARTICLE 8
DOT VN REPRESENTATIONS AND WARRANTIES

8.	DOT VN represents and warrants that:

8.1.	Organization. DOT VN is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

8.2.
Authority; Consents and Approvals; No Violations. DOT VN has the full corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by DOT VN and will constitute a valid and binding obligation of DOT VN enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of DOT VN's Certificate of Incorporation or Bylaws or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which DOT VN is a party, or by which it or any of its assets are bound.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 6

CONFIDENTIAL

8.3.
Certification. DOT VN shall secure the necessary and correct representation from VDC, VNNIC and such other agency or department as required for deployment and testing of the link prior to on the ground testing in Vietnam.

ARTICLE 9
CONFIDENTIALITY

9.
Acknowledgment. Both Parties acknowledge and agree that both the DOT VN Information and the E-BAND Information (collectively the “Information”) is confidential and proprietary. The Parties agree not to use the Information during the term of this Agreement for any purpose other than as permitted or required for the performance by each Party hereunder. The Parties further agree not to disclose or provide any such Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors, or consultants during the term hereof. Nothing contained herein shall prevent either Party from using disclosing or authorizing the disclosure of any Information which (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was independently developed by the receiving party without any use of the Information; or (iii) became known to the receiving party, without restriction, from a source other than the disclosing party, without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights. In addition, the receiving party may disclose the other party’s Information as required under applicable law or regulation, including rules of any applicable securities exchange, or pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party will provide prompt prior notice of such disclosure to the disclosing party to enable the disclosing party to seek a protective order or otherwise restrict such disclosure.

ARTICLE 10
MISCELLANEOUS

10.	The following additional terms apply:

10.1.
Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

10.2.	Assignment. Neither party shall have the right to assign or to otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 7

CONFIDENTIAL

10.3.
Disputes. In the event of any dispute, the parties respective decision makers agree to meet within ten (10) business days and in good faith seek an informal resolution of the disputed issue. If no resolution is reached, the parties agree to submit any claim, dispute or controversy (“Claim”) against the other, or against the employees, agents or assigns of the other, arising from or relating in any way to this Agreement, including Claims regarding the applicability of this arbitration clause or the validity of the entire Agreement, to binding arbitration to be administered by JAMS under its Streamlined Rules, unless the parties otherwise agree. The sole arbitrator shall have the power to determine issues of arbitrability, and shall apply the laws of the State of California, except for, and limited only to claims or issues where California law is preempted by federal statute. All other issues shall be governed by applicable California law, excluding the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws. If the parties cannot agree on a single arbitrator, a panel of 3 arbitrators shall be employed, the parties each selecting one arbitrator, and the two arbitrators so selected shall choose a third “independent” arbitrator. All arbitrators must either be licensed attorneys or retired judges. The parties shall have right to full discovery to the extent permitted by the California Code of Civil Procedure and California Rules of Court applicable to judicial arbitrations. The arbitrator(s) shall be empowered to appoint experts and/or consultants, resolve discovery disputes grant equitable relief, compensatory and punitive damages, and grant any relief a party could obtain in an action initiated in the a California Superior Court, proceed ex-parte should one party fail to appear, and grant any other type of relief appropriate to the particular circumstances. The arbitrator shall have the power to award the prevailing party its litigation expenses including reasonable attorneys fees and costs, and expert witness fees. The hearing shall take place within 6 months of submission to arbitration. No pre-hearing motions may be filed, other than with respect to requests for injunctive relief and discovery disputes. The arbitration hearing will be held in San Diego, California. Judgment may be entered in any court of competent jurisdiction. The parties agree that all proceedings are confidential until 30 days after the award is made. In the event the losing party fully complies with all aspects of any adverse decision, including payment of all amounts awarded to the other party, the matter shall be sealed and remain confidential in perpetuity.

10.4.
Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by each of the parties hereto, or their respective permitted successors in interest. Exhibits may be updated continuously after agreement and signature by both parties.

10.5.
Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. In addition, no such written waiver or estoppel that is in effect shall be deemed to be a continuing waiver unless specifically stated therein, shall operate only as to the specific term or condition waived and shall not constitute a waiver as to any act other than that specifically waived or as to any term, condition or obligation that comes into effect subsequent to the written waiver.

10.6.
Agreement in Counterparts. This Agreement may be executed in counterparts, each of which thus executed shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement, binding upon the parties hereto, their administrators, successors and permitted assigns.

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 8

CONFIDENTIAL

10.7.
Severability. If any provision of this Agreement, or the application thereof, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement shall remain in full force and effect between the parties to the greatest extent permitted by law unless the invalidity or unenforceability of such provision or provisions destroys or materially impairs the basis of the bargain between the parties as contained in this Agreement.

10.8.
Captions; References. Article and paragraph headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Whenever the terms "hereof", "hereby", "herein" or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular paragraph or provision, unless the context specifically indicates to the contrary. Any reference to a particular or "Paragraph" or “Article” shall be construed as referring to the indicated paragraph or section of this Agreement unless the context specifically indicates to the contrary.

10.9.
Notices. Any notice, direction or other instrument required or permitted to be given under or in connection with this Agreement shall be effective when either delivered personally, mailed by certified mail, return receipt requested (with postage prepaid), to the addresses listed below, or deposited with Federal Express or other reputable courier (with fee prepaid) for overnight delivery to the addresses listed below. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its new address, as so noticed.

If to DOT VN:

Dot VN, Inc.
Attn: Legal Department
9449 Balboa Avenue, Suite 114
San Diego, CA 92123

With a Copy to:

If to E-BAND:

E-Band Communications Corp.
Attn:
10095 Scripps Ranch Ct., Suite A
San Diego, CA 92131

With a Copy to:

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 9

CONFIDENTIAL

10.10.
Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire Agreement of the parties and supersedes all previous and contemporaneous communications, oral, implied or written, and all other communications between them relating to the subject matter thereof. No representations or statements of any kind in relation to the subject matter hereof made by either party, which are not expressly stated herein, shall be binding on such party.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement, thereunto duly authorized on the day and year above written.

E-BAND COMMUNICATIONS CORP.

By Saul Umbrasas
Its: Senior Vice President, Sales and Marketing

DOT VN, INC.

By Lee Johnson
Its: President

E-Band-dotVN Cert Test Agreement (Amended) – May 20, 2008	Page 10